UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

PARKER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-07573	73-0618660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 100 Houston, Texas		77046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 406-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 25, 2013, Parker Drilling Company, a Delaware corporation (the “Company”), and the Company’s subsidiary guarantors named therein (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC and RBS Securities Inc., as representatives of the initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company agreed to sell $225,000,000 in aggregate principal amount of the Company’s 7.500% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold in a transaction exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A and Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company also agreed not to issue certain debt securities for a period of 45 days after July 25, 2013 without the prior consent of Goldman, Sachs & Co.

On July 30, 2013, in connection with the closing of the sale of the Notes, (i) the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee, entered into an Indenture (the “Indenture”); and (ii) the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”).

The foregoing description is not complete and is qualified in its entirety by reference to the Purchase Agreement, Indenture and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 1.1, 4.1 and 10.1, respectively. For a description of the Indenture and the Registration Rights Agreement, see the information set forth below under Item 2.03, which is incorporated by reference into this Item 1.01.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 30, 2013, the Company issued $225,000,000 aggregate principal amount of its Notes pursuant to the Indenture. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes will mature on August 1, 2020. Interest on the Notes will accrue from July 30, 2013 at the rate of 7.500% per annum and will be payable on February 1 and August 1 of each year, beginning on February 1, 2014.

If the Company experiences specified kinds of changes of control, the Company must offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase.

The Notes are general unsecured obligations of the Company. The Notes rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness.

The notes are guaranteed (i) initially, by each of the Company’s current restricted subsidiaries that guarantee any indebtedness under its senior secured credit facility or its 9 1/8% Senior Notes due 2018 and (ii) thereafter, by each of its other restricted subsidiaries that is not already a guarantor that guarantees or otherwise becomes liable with respect to any of the Company’s indebtedness or the indebtedness of any Guarantor.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

At any time prior to August 1, 2016, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date with an amount of cash not to exceed the net cash proceeds of certain equity offerings by the Company. On and after August 1, 2016, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at redemption prices (expressed as percentages of principal amount) equal to 103.750% for the twelve-month period beginning on August 1, 2016, 101.875% for the twelve-month period beginning on August 1, 2017 and 100.000% beginning on August 1, 2018, plus accrued and unpaid interest and additional interest, if any.

The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to: (i) sell assets; (ii) pay dividends or make other distributions on capital stock or redeem or repurchase capital stock or subordinated indebtedness; (iii) make investments; (iv) incur or guarantee additional indebtedness; (v) create or incur liens; (vi) enter into sale and leaseback transactions; (vii) incur dividend or other payment restrictions affecting subsidiaries; (viii) merge or consolidate with other entities; (ix) enter into transactions with affiliates; and (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.

The Indenture provides that each of the following is an event of default: (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company or any of its restricted subsidiaries to comply within certain specified time periods with the other agreements in the Indenture; (iv) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries) whether such indebtedness or guarantee now exists, or is created after the date Notes are first issued, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided, however, that if, prior to the acceleration of the Notes, any such default is cured or waived or any such acceleration is rescinded, or such indebtedness is repaid, within a period of 60 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration of such other indebtedness, as the case may be, such event of default shall be automatically rescinded and waived without any action by the Company, the Trustee or the Holders (so long as such rescission and waiver would not conflict with any judgment or decree); (v) failure by the Company or any of its restricted subsidiaries to pay final judgments aggregating in excess of $25 million (to the extent not covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; (vi) except as permitted by the Indenture, any subsidiary guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of that guarantee and the indenture) to be in full force and effect or any guarantor, or any person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guarantee; and (vii) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant restricted subsidiaries or any group of restricted subsidiaries that, taken as a whole, would constitute a significant subsidiary. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Pursuant to the Registration Rights Agreement, the Company has agreed to file an exchange offer registration statement within 210 days from July 30, 2013 with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. Additionally, the Company has agreed to use commercially reasonable efforts to cause that registration statement to become effective within 260 days from July 30, 2013 and to complete the exchange offer within 300 days from July 30, 2013. Under some circumstances, in lieu of a registered exchange offer, the Company has agreed to file a shelf registration statement with respect to the Notes and to use commercially reasonable efforts to keep the shelf registration statement effective until the earlier of the first anniversary of the effective date of such shelf registration statement or the sale pursuant to the shelf registration statement of all of the Notes registered thereunder. The Company is required to pay additional interest if it fails to comply with its obligations to register the Notes within the specified time periods.

The Company intends to use the net proceeds from this offering to repay in full the outstanding indebtedness and other amounts owing under a five-year, $125 million term loan agreement (the “Goldman Term Loan”), to repay in full the Company’s senior secured term loan facility (the “Term Loan Facility”) and for general corporate purposes. As of June 30, 2013, the Company had outstanding indebtedness of $125 million under the Goldman Term Loan, which matures on April 18, 2018 and $45 million under its Term Loan Facility, which matures on December 14, 2017.

Affiliates of each of the Initial Purchasers are lenders under the Goldman Term Loan or the Term Loan Facility and accordingly will receive a portion of the net proceeds from this offering.

The foregoing description is not complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively.

ITEM 8.01. Other Events

On July 30, 2013, the Company announced the closing of its previously announced sale of $225,000,000 aggregate principal amount of 7.500% Senior Notes due 2020 in a private offering. A copy of the press release is filed as Exhibit 99.1 to this report.

The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01, and the foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated July 25, 2013, among Parker Drilling Company, the Guarantors and the representatives of the Initial Purchasers.

4.1	Indenture, dated July 30, 2013, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7.500% Senior Note due 2020 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of July 30, 2013, among Parker Drilling Company, the Guarantors, and the representatives of the Initial Purchasers.

99.1	Press Release announcing closing of notes offering issued by Parker Drilling Company, dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKER DRILLING COMPANY

Date: July 31, 2013	By:	/s/ Christopher T. Weber
Christopher T. Weber
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated July 25, 2013, among Parker Drilling Company, the Guarantors and the representatives of the Initial Purchasers.

4.1	Indenture, dated July 30, 2013, among Parker Drilling Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 7.500% Senior Note due 2020 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of July 30, 2013, among Parker Drilling Company, the Guarantors, and the Initial Purchasers.

99.1	Press Release announcing closing of notes offering issued by Parker Drilling Company, dated July 30, 2013.